Exhibit 99.2

IDEAL CONSOLIDATED, INC.

DECEMBER 31, 2007 AND SEPTEMBER 30, 2007AND 2006

Independent Auditors’ Report

To the Board of Directors and Stockholders
Ideal Consolidated, Inc.
South Bend, Indiana

We have audited the accompanying balance sheet of Ideal Consolidated, Inc. as of December 31, 2006 and the related statements of income, stockholders’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ideal Consolidated, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 20, 2007

IDEAL CONSOLIDATED, INC.
BALANCE SHEETS

	December 31,	September 30,
	2006	2007
Assets:		(Unaudited)
Current Assets:
Cash and cash equivalents	$655,037	$667,049
Accounts receivable, net	2,452,753	1,418,017
Inventory	20,251	20,856
Costs and estimated earnings in excess of billings
on uncompleted contracts	327,901	363,559
Prepaid expenses	3,590	-
Total current assets	3,459,532	2,469,481

Property and equipment, net	144,608	137,134
Other assets	12,214	11,914
Total assets	$3,616,354	$2,618,529

Liabilities and Stockholders' Equity:
Current Liabilities:
Current portion - long term debt	$11,721	$11,721
Notes payable to stockholders	479,257	690,276
Stockholder's advance	200,000	-
Accounts payable	951,242	615,243
Accrued expenses	151,964	294,267
Billings in excess of costs and estimated earnings
on uncompleted contracts	725,531	214,569
Total current liabilities	2,519,715	1,826,076

Long term debt - other	17,580	8,790

Total liabilities	2,537,295	1,834,866

Commitments and Contingencies

Stockholders' Equity:
Common stock, no par value; 1,000 shares authorized;
954 shares issued, 882 shares outstanding	18,600	18,600
Additional paid-in capital	23,000	23,000
Retained earnings	1,058,430	763,034
	1,100,030	804,634
Less treasury stock	(20,971)	(20,971)
Total stockholders' equity	1,079,059	783,663
Total liabilities and stockholders' equity	$3,616,354	$2,618,529

IDEAL CONSOLIDATED, INC.
STATEMENTS OF INCOME

	Year Ended	Nine Months ended
	December 31,	September 30,	September 30,
	2006	2006	2007
		(Unaudited)	(Unaudited)

Revenues	$8,221,434	$5,783,487	$6,811,145

Cost of revenues	6,790,471	4,822,735	6,179,761

Gross profit	1,430,963	960,752	631,384

Selling, general, and administrative expenses	769,029	559,361	351,373

Operating income	661,934	401,391	280,011

Other income (expense):
Gain (loss) on disposition of property and equipment	3,800	3,961	(427)
Interest income	3,205	709	14,558
Interest expense	(47,523)	(35,577)	(32,613)
	(40,518)	(30,907)	(18,482)

Income before income taxes	621,416	370,484	261,529

Net income	$621,416	$370,484	$261,529

IDEAL CONSOLIDATED, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
	Number of shares	Amount	Additional paid-in capital	Retained earnings	Treasury stock	Total stockholders' equity

Balance at January 1, 2006	882	$18,600	$23,000	$558,014	$(20,971)	$578,643

Cash dividends, $137.19 per share		-	-	(121,000)	-	(121,000)

Net income		-	-	621,416	-	621,416

Balance at December 31, 2006	882	18,600	23,000	1,058,430	(20,971)	1,079,059

Cash dividends (unaudited), $631.43 per share		-	-	(556,925)	-	(556,925)

Net income (unaudited)		-	-	261,529	-	261,529

Balance at September 30, 2007 (unaudited)	882	$18,600	$23,000	$763,034	$(20,971)	$783,663

IDEAL CONSOLIDATED, INC.
STATEMENTS OF CASH FLOWS

	Year Ended	Nine Months Ended
	December 31,	September 30,	September 30,
	2006	2006	2007
		(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net income	$621,416	$370,484	$261,529
Add (deduct) items not requiring (providing) cash:
Depreciation	72,475	54,853	56,171
(Gain) loss on disposition of property and equipment	(3,799)	(3,961)	428
Bad debts	5,314	-	-
(Increase) decrease in accounts receivable	(339,707)	743,738	1,034,736
(Increase) decrease in inventory	40	-	(605)
(Increase) decrease in costs and estimated earnings in excess of
billings on uncompleted contracts	59,695	71,952	(35,658)
Decrease in prepaid expenses and other assets	3,116	3,352	3,890
Decrease in accounts payable	(187,319)	(703,252)	(335,999)
Increase (decrease) in accrued expenses	(53,708)	2,918	142,303
Increase (decrease) in billings in excess of costs and estimated
earnings on uncompleted contracts	651,523	132,255	(510,962)
Net cash provided by operating activities	829,046	672,339	615,833

Cash Flows from Investing Activities:
Proceeds from disposition of property and equipment	6,450	6,000	-
Purchase of property and equipment	(40,586)	(40,586)	(49,125)
Net cash used in investing activities	(34,136)	(34,586)	(49,125)

Cash Flows from Financing Activities:
Repayment of note payable to bank	(130,291)	(130,291)	-
Repayament of long term debt	(19,286)	(16,357)	(8,790)
Borrowings from stockholders	-	-	211,019
Repayment of stockholder advance	-	-	(200,000)
Dividends	(121,000)	(105,000)	(556,925)
Net cash used in financing activities	(270,577)	(251,648)	(554,696)

Net change in cash and cash equivalents:	524,334	386,105	12,012
Cash and cash equivalents, beginning of period	130,704	130,704	655,037
Cash and cash equivalents, end of period	$655,037	$516,809	$667,049

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$31,891	$-	$-

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Company's Activities:

IDEAL CONSOLIDATED, INC. (the “Company”), an Indiana S Corporation, provides mechanical contracting services, including HVAC, plumbing and industrial piping for commercial, educational, and governmental entities.  The Company performs substantially all of its work in Indiana and Michigan.

Interim Financial Data:

The unaudited interim financial statements as of and for the nine months ended September 30, 2007 and 2006 have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair statement have been included.

The results for the nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007. Certain information in footnote disclosures normally included in annual financial statements has been condensed or omitted for the interim periods presented, in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") for the interim financial statements.

Significant Accounting Policies:

Use of estimates:

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Certain estimates that are particularly susceptible to change in the near term include the allowance for doubtful accounts, the lower of cost or market adjustment for inventory, and revenues earned on uncompleted construction contracts.

Cash and cash equivalents:

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, Continued

Accounts receivable and allowance for doubtful accounts:

Accounts receivable are stated at the outstanding principal balance, net of any charge-offs and the allowance for doubtful accounts.  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable and an allowance based upon the level of total accounts receivable balances.  In determining the allowance, management evaluates the payment history and other known information for individual accounts, historical losses, and current economic conditions.  Individual accounts are charged-off against the allowance in the period that the receivable is deemed uncollectible.  Recoveries of receivables previously charged-off are recorded as income in the period received.

Inventory:

Inventory, consisting of materials for use in the ordinary course of business, is stated at the lower of cost or market.  Cost is determined by the first-in, first-out method.

Property and equipment:

The cost of property and equipment is depreciated over the estimated useful lives of the assets using the straight-line method.  The useful lives for purposes of computing depreciation are generally as follows:

Construction equipment	7 years
Vehicles	5 years
Office furniture and equipment	3 to 7 years
Leasehold improvements	Shorter of lease term or useful life

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.  Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

Treasury stock:

  Treasury stock is recorded at cost and consists of 72 shares of common stock as of December 31, 2006 and September 30, 2007 (unaudited).

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1.        NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, Continued

Revenue recognition:

The Company recognizes revenue when services are performed except when work is performed under a fixed-price or unit-price contract.  Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended, or some other measure of progress.  Revenues from fixed-price and unit-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to total estimated costs for each contract.  Contract costs include all direct material, labor, subcontract, and other direct costs and those indirect costs related to contract performance such as indirect labor, repairs, insurance, tools, and depreciation.  Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revision to costs and income, and their effects are recognized in the period in which the revisions are determined.  An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

The Company generally considers individual contracts to be profit centers in determining revenues and accumulating costs.  However, individual contracts may be combined for such purposes if the contracts are negotiated as a package, constitute in essence an agreement with a single customer to perform a single project, and require closely integrated construction activities with substantial common costs.

The balances billed but not paid by customers pursuant to retainage provisions in fixed-price contracts will be due upon completion of the contracts and acceptance by the customer.  Based on the Company’s experience with similar contracts in recent years, the retention balance will be collected within the next fiscal year.

The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.  The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents amounts billed in excess of revenues recognized.

Warranty costs:

For certain contracts, the Company warrants labor for the first year after installation of new mechanical systems.  An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, Continued

Income taxes:

The Company, with the consent of its stockholders, has elected to be taxed as an S Corporation under Internal Revenue Code Section 1362 and a similar section of the Indiana code.  As an S Corporation, the Company generally does not pay income taxes; instead, the Company's stockholders are taxed on the Company's taxable income.  Consequently, these statements do not include any provision for corporate income taxes.

Effective with the acquisition of 100% of the Company's common stock by MISCOR Group, Ltd. (“MISCOR”) on September 30, 2007, as discussed in Note 10, the Company is no longer eligible to be taxed as an S Corporation.  Consequently, beginning October 1, 2007, the Company will be taxable on its income at corporate income tax rates.  The Company is expected to file a consolidated federal income tax return with its parent, MISCOR.

Note 2.      ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2006 and September 30, 2007 consist of the following:

	December 31,	September 30,
	2006	2007
On completed contracts:		(unaudited)
Current	$435,067	$345,344
Retained	381,319	11,947
	816,386	357,291
On uncompleted contracts:
Current	1,566,899	780,947
Retained	76,968	287,279
	1,643,867	1,068,226

Total accounts receivable	2,460,253	1,425,517
Less allowance for doubtful accounts	(7,500)	(7,500)
Net accounts receivable	$2,452,753	$1,418,017

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 3.	UNCOMPLETED CONTRACTS

	Information regarding uncompleted contracts at December 31, 2006 and September 30, 2007 is as follows:

		December 31,	September 30,
		2006	2007
			(unaudited)
	Total adjusted contract price	$4,988,564	$9,116,858

	Costs incurred	$1,643,988	$2,152,510
	Earnings recognized	373,544	323,145
		2,017,532	2,475,655
	Less billings to date	(2,415,162)	(2,326,665)

		$(397,630)	$148,990

Included in the accompanying balance sheets under the following captions:

	December 31,	September 30,
	2006	2007
		(unaudited)
Costs and estimated earnings in excess of billings on uncompleted contracts	$327,901	$363,559
Billings in excess of costs and estimatedearnings on uncompleted contracts	(725,531)	(214,569)
	$(397,630)	$148,990

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 3.	UNCOMPLETED CONTRACTS, continued

	The following schedule shows a reconciliation of backlog representing signed contracts in existence at December 31, 2006 and September 30, 2007 (unaudited):

		December 31,	September 30,
		2006	2007
			(unaudited)
	Balance beginning of period	$1,656,229	$1,426,958
	New contracts, adjustments and work-orders	7,992,163	12,011,530
		9,648,392	13,438,488
	Less contract revenues earned in period	(8,221,434)	(6,811,145)

	Balance end of period	$1,426,958	$6,627,343

Note 4.	PROPERTY AND EQUIPMENT

	Property and equipment consists of the following:
		December 31,	September 30,
		2006	2007
			(unaudited)
	Machinery & equipment	$151,073	$151,073
	Delivery trucks & autos	616,830	633,367
	Office equipment	171,866	171,866
	Leasehold improvements	50,267	50,267
		990,036	1,006,573
	Less accumulated depreciation	(845,428)	(869,439)
		$144,608	$137,134

	Depreciation expense for the year ended December 31, 2006 and the nine months ended September 30, 2006 (unaudited) and 2007 (unaudited) was $72,475, $54,853 and $56,171, respectively.

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 5.          DEBT

      Notes payable to stockholders:

The Company was indebted to its three stockholders for notes payable on demand with a combined balance of $479,257 and $690,276 at December 31, 2006 and September 30, 2007 (unaudited), respectively. Interest is payable annually each December at 6.5%. Interest expense on the notes for the year ended December 31, 2006 and the nine months ended and September 30, 2006 (unaudited) and 2007 (unaudited), respectively, was $31,802, $24,015 and $29,946 (Note 10).

      Long term debt:

Long term debt consists of notes payable to GMAC in monthly payments of $977 through June 2009 without interest secured by certain vehicles. Maturities of long term debt at December 31, 2006 are as follows:

Year Ending
December 31,
2007	$11,721
2008	11,721
2009	5,859
$29,301

Note 6.          RETIREMENT PLANS

In connection with its collective bargaining agreement with the local plumbing union, the Company participates with other companies in the union’s multi-employer pension plans. These plans cover all of the Company's employees who are members of such unions.  The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multi-employer plan in the event of the employer’s withdrawal from, or upon termination of, such plan.  The Company has no plan to withdraw from these plans.  The plans do not maintain information on net assets, and the actuarial present value of the accumulated share of the plan’s unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable, are not ascertainable at this time.  Total contributions to the plans for the year ended December 31, 2006 and the nine months ended September 30, 2006 (unaudited) and 2007 (unaudited) were $401,298, $305,652 and $318,321, respectively.

The Company has a simple retirement plan covering substantially all of its full-time non-union employees. The Company contributes to the plan at its discretion.  Currently the Company contributes 100% of employee contributions to the plan up to a maximum of 3% per year per employee.  Contributions to the plan for the year ended December 31, 2006 and the nine months ended September 30, 2006 (unaudited) and 2007 (unaudited) were $7,703, $5,463 and $5,496, respectively.

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 7.           COMMITMENTS AND CONTINGENCIES

Leases:

The Company leases its office and warehouse facilities under an operating lease that expires in November 2008.  Under the lease, the Company is required to make monthly rental payments of $3,300 and pay taxes, utilities, insurance, and maintenance on the property.  Total rent expense under the lease for the year ended December 31, 2006 and the nine months ended September 30, 2006 (unaudited) and 2007 (unaudited) was $39,600, $29,700 and $29,700, respectively.

Litigation:

The Company is involved in disputes or legal actions arising in the ordinary course of business.  Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

Performance Bonds:

In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments.

Note 8.           RELATED PARTY TRANSACTIONS

Notes payable to stockholders:

The Company was indebted to its three stockholders for notes payable on demand with a combined balance of $479,257 and $690,276 as of December 31, 2006 and September 30, 2007 (unaudited), respectively (Note 5).

Stockholder’s advance:

A Company stockholder made unsecured advances to the Company amounting to  $200,000 as of December 31, 2006. The Company pays monthly interest at the prime rate on the outstanding advances. Interest expense on the advances from the stockholder for the year ended December 31, 2006 and for the nine months ended September 30, 2006 (unaudited) and 2007 (unaudited) was $15,721, $11,562 and $2,667, respectively. As of September 30, 2007 (unaudited), all outstanding advances and related accrued interest expense was repaid to the stockholder.

IDEAL CONSOLIDATED, INC.
NOTES TO FINANCIAL STATEMENTS

Note 9.	CONCENTRATIONS AND MAJOR CUSTOMERS

The Company grants credit, generally without collateral, to its customers, which include real estate operators, general contractors, educational institutions, and industrial concerns located primarily in Indiana and Michigan.  Consequently, the Company is subject to potential credit risk related to changes in business and economic conditions within Indiana and Michigan.  However, management believes that its contract acceptance, billing, and collection policies are adequate to minimize the potential credit risk.

For the year ended December 31, 2006 and the nine months ended September 30, 2006 (unaudited) and 2007 (unaudited), five customers accounted for the following percentages of the Company’s total revenues:

	% of Total Revenue
	December 31,	September 30,
Customer	2006	2006	2007
		(unaudited)	(unaudited)
A	26%	32%	32%
B	24%	29%	18%
C	11%	15%	-
D	11%	-	16%
E	-	-	12%

As of December 31, 2006 and September 30, 2007 (unaudited) the Company had significant accounts receivable as follows:

	% of Total Accounts Receivable
	December 31,	September 30,
Customer	2006	2007
		(unaudited)
A	28%	-
B	22%	14%
C	-	11%

The Company has cash on deposit with a financial institution that may, at times, exceed the insurance limits of the Federal Deposit Insurance Corporation.  Cash and cash equivalents are maintained at high-quality financial institutions, and the Company has not experienced any losses on such deposits.

Substantially all of the Company's non-management employees are covered by a multi-employer collective bargaining agreement.

Note 10.        SUBSEQUENT EVENTS

Line of credit:

On October 18, 2007, the Company entered into a $500,000 line of credit agreement and related note with a bank. The line of credit was due on demand and was secured by substantially all of the Company’s assets. The interest rate was .5% below the Bank’s Prime Rate, payable monthly. The Company’s President and majority stockholder guaranteed repayment of this credit facility. The credit facility was terminated effective October 19, 2007 upon the sale of the Company’s common stock.

      Notes payable to stockholders:

On October 19, 2007, the Company paid the outstanding balance under notes payable to stockholders of $690,296 with interest of $29,946.

Sale of Ideal Consolidated Inc.:

On October 19, 2007, MISCOR Group Ltd. acquired 100% of the outstanding shares of common stock the Company for $952,000. The sale was effective as of October 1, 2007.